Exhibit 32
CERTIFICATIONS
     In connection with the Quarterly Report on Form 10-Q of First SunAmerica Life Insurance Company (the “Company”) for the quarter ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of, Jay S. Wintrob, Chief Executive Officer of the Company, and N. Scott Gillis, Senior Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JAY S. WINTROB

Jay S. Wintrob
Chief Executive Officer

/s/ N. SCOTT GILLIS

N. Scott Gillis
Senior Vice President and Chief Financial Officer
Date: November 8, 2005
     The foregoing certification is being furnished solely pursuant to 18 U.S.C Section 1350 and is not being filed as part of the Report or as a separate disclosure document.